EXHIBIT 99.3

UpperSolution.com

Pro Forma

Balance Sheet - Unaudited

August 31, 2017

	UpperSolution.com August 31, 2017	Analog Nest Technologies, Inc. September 30, 2017	Proforma Adjustments*	Proforma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$-	$6,404	$-	$6,404
Accounts receivable	-	364	-	364
Total Current Assets	-	6,768	-	6,768

TOTAL ASSETS	-	6,768	-	6,768

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities	$8,206	$19,641	$-	$27,847
Related party loans	6,007	-	-	6,007
Total Current Liabilities	14,213	19,641	-	33,854

TOTAL LIABILITIES	14,213	19,641	-	33,854

STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock: $0.001 par value, 75,000,000 shares authorized, 14,000,000 shares issued and outstanding as of August 31, 2017	14,000	-	100	14,100
Additional paid in capital (deficiency)	41,400	-	(12,973)	28,427
Retained earnings (deficit)	(69,613)	94,373	(94,373)	(69,613)
Partners Withdraws		(107,246)	107,246	-
Total stockholders' equity (deficit)	(14,213)	(12,873)	-	(27,086)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$6,768	$-	$6,768

*The adjustments included in the pro forma balance sheet and statement of operations are as follows:

-	To record 100,000 shares of UpperSolution.com unregistered common stock issued in exchange for 100% shares of common stock of Analog Nest Technologies, Inc.

-	To eliminate the owner withdraws, and retained earnings of Analog Nest Technologies, Inc.

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UpperSolution.com Pro Forma Statement of Operations – Unaudited Three months ended August 31, 2017

	UpperSolution.com Three months ended August 31, 2017	Analog Nest Technologies, Inc. Three months ended September 30, 2017	Proforma Adjustments	Proforma As Adjusted
Revenue	$-	$1,089	$-	$1,089
Cost of revenue	-	-	-	-
Gross Profit	-	1,089	-	1,089

Operating Expenses
General and administrative	-	844	-	844
Professional fees	3,000	-	-	3,000
Total Operating Expenses	3,000	844	-	3,844

Operating Loss	(3,000)	245	-	(2,755)

Loss Before Income Taxes	(3,000)	245	-	(2,755)
Provision for income taxes	-	-	-	-

Net Loss	$(3,000)	$245	$-	$(2,755)

Basic and Diluted Loss per Common Share	$-	$-		$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding*	14,000,000	-		14,000,000

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UpperSolution.com

Pro Forma

Statement of Operations – Unaudited

Year ended May 31, 2017

	UpperSolution.com Year ended May 31, 2017	Analog Nest Technologies, Inc. Year Ended December 31, 2016	Proforma Adjustments	Proforma As Adjusted
Revenue	$-	$12,648	$-	$12,648
Cost of revenue	-	533	-	533
Gross Profit	-	12,115	-	12,115

Operating Expenses
General and administrative	5,091	2,200	-	7,291
Professional fees	10,500	1,126	-	11,626
Total Operating Expenses	15,591	3,326	-	18,917

Operating Loss	(15,591)	8,789	-	(6,802)

Loss Before Income Taxes	(15,591)	8,789	-	(6,802)
Provision for income taxes	-	-	-	-

Net Loss	$(15,591)	$8,789	$-	$(6,802)

Basic and Diluted Loss per Common Share	$-	$-		$(0.00)
Basic and Diluted Weighted Average Common Shares Outstanding*	14,000,000	-		14,000,000

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UPPERSOLUTION.COM

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

UpperSolution.com (the “Company”), a company incorporated under the laws of the State of Nevada, USA and Analog Nest Technologies, Inc. (“Analog Nest”) entered into a share exchange agreement in which UpperSolution.com acquired all of the issued and outstanding Analog Nest Common Shares from the Analog Nest Shareholders in exchange for the issuance by UpperSolution.com to the Analog Nest Shareholders of 100,000 shares of Common Stock.

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheets have been derived from the historical August 31, 2017 balance sheet of UpperSolution.com, and balance sheet of Analog Nest as of September 30, 2017, after giving effect to the acquisition with Analog Nest. The pro forma balance sheet and statement of operations present this transaction as if they had been consummated as of August 31, 2017, as required under Article 11 of Regulation S-X.

Historical financial information has been adjusted in the pro forma balance sheet to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma condensed combined balance sheet and statement of operations are described in Note 3— Pro Forma Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information and the notes thereof should be read in conjunction with the accompanying historical financial statements of Analog Nest included elsewhere in this report.

2. ACCOUNTING PERIODS PRESENTED

Certain pro forma adjustments were made to conform Analog Nest's accounting policies to the Company’s accounting policies.

The unaudited pro forma condensed combined balance sheet as of August 31, 2017 is presented as if the Analog Nest acquisition had occurred on August 31, 2017, and combines the historical balance sheet of UpperSolution.com at August 31, 2017 and the historical balance sheet of Analog Nest at September 30, 2017.

The unaudited pro forma condensed combined statement of operations and comprehensive loss of the UpperSolution.com and Analog Nest for the periods ended August 31, 2017, and May 31, 2017 are presented as if the acquisition had taken place on August 31, 2017.

The pro forma statement of operations for the period ended August 31, 2017 combines the historical results of UpperSolution.com for the three months ended August 31, 2017 and the historical results of Analog Nest for three months ended September 30, 2017. The pro forma statement of operations for the period ended May 31, 2017 combines the historical results of the Company for the year ended May 31, 2017 and the historical results of Analog Nest for the year ended December 31, 2016.

3. PRO FORMA ADJUSTMENTS

The adjustments included in the pro forma balance sheet and statement of operations are as follows:

-	To record 100,000 shares of UpperSolution.com unregistered common stock issued in exchange for 100% of the shares of common stock of Analog Nest Technologies, Inc.

-	To eliminate the owner withdraws, and retained earnings of Analog Nest Technologies, Inc.

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